   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2000


                                                   REGISTRATION NUMBER 333-81051
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2


                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          GENERAL DYNAMICS CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

            DELAWARE                            3731                           13-1673581
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL      (IRS EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)                 NUMBER)

                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4523
                                 (703) 876-3000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             DAVID A. SAVNER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4523
                                 (703) 876-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

CHARLES J. MCCARTHY, ESQ.            STEPHEN FRAIDIN, P.C.              ANDREW R. KELLER, ESQ.
     JENNER & BLOCK                   AVIVA DIAMANT, ESQ.             SIMPSON THACHER & BARTLETT
      ONE IBM PLAZA        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON      425 LEXINGTON AVENUE
    CHICAGO, IL 60611                 ONE NEW YORK PLAZA               NEW YORK, NEW YORK 10017
     (312) 222-9350                NEW YORK, NEW YORK 10004                 (212) 455-2000
                                        (212) 859-8000

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                Subject To Completion. Dated September 13, 2000.



                               15,049,432 Shares


                          GENERAL DYNAMICS CORPORATION

                                  Common Stock

                            ------------------------

     All of the shares of common stock in the offering are being sold by the selling stockholders identified in this prospectus. General Dynamics will not receive any of the proceeds from the sale of the shares.


     The common stock is listed on the New York Stock Exchange under the symbol "GD". The last reported sale price of the common stock on September 12, 2000 was $64.38 per share.


                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                                              Per Share     Total
                                                              ---------     -----
Initial price to public.....................................  $            $
Underwriting discount.......................................  $            $
Proceeds, before expenses, to the selling stockholders......  $            $

     To the extent that the underwriters sell more than 15,049,432 shares of common stock, the underwriters have the option to purchase up to an additional 1,504,943 shares from the selling stockholders at the initial price to public less the underwriting discount.

                            ------------------------

     The underwriters expect to deliver the shares against payment in New York,
New York on                , 2000.


GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.

                            ------------------------

                    Prospectus dated                , 2000.

                                GENERAL DYNAMICS

     Our primary businesses focus on business aviation, information systems, shipbuilding, marine systems, and land and amphibious combat systems. Each of these businesses involves design, manufacturing and program management expertise, advanced technology, strong governmental relationships and a complex systems integration capability. The primary customers for the company's businesses are a diverse base of corporate and industrial buyers, the United States military, the armed forces of allied nations and other governmental organizations.

     We operate in four primary business groups: Aerospace, Information Systems and Technology, Marine Systems and Combat Systems.

     Gulfstream Aerospace is the leading designer, developer, manufacturer and marketer of technologically advanced intercontinental business jet aircraft. Gulfstream has produced approximately 1,160 aircraft for customers around the world since 1958 and offers a full range of aircraft products and services, including the Gulfstream IV-SP and the ultra-long range Gulfstream V.


     The Information Systems and Technology group provides telecommunications and data management services, such as C(4)ISR systems for sea, air and land defense. It has established a global presence in specialized data acquisition and processing, creating products for use on the ocean floor and in outer space, in advanced electronics for aircraft of all kinds, and in the total battlespace information management systems that are key to military superiority in the 21st century. It also provides telecommunications solutions and data management services for the commercial market.


     Marine Systems has experience in shipbuilding, fleet management and repair; it has the broadest range of integration, design, engineering and production skills in naval shipbuilding. Marine Systems is the U.S. Navy's leading supplier of combat vessels, including nuclear submarines, surface combatants and auxiliary ships. The group also manages ready-reserve and prepositioning ships and builds commercial vessels.

     Combat Systems is a leading supplier of land and amphibious combat system development, production and support. Its product line includes a full spectrum of armored vehicles, light wheeled reconnaissance vehicles, suspensions, engines, transmissions, guns and ammunition handling systems, turrets and turret drive systems, and reactive armor and ordnance.

     We also own coal mining and aggregates operations in the Midwest, and a leasing operation for liquefied natural gas tankers.

     We have been growing our business through both internal and external means, including profitable organic growth from all operating units; continuous process improvements in operations; and disciplined capital deployment, including internal investment and accretive acquisitions. In all of our acquisitions, both defense and commercial, we seek to apply our broad expertise in creating efficient manufacturing operations to further enhance financial performance and competitive market positions. In identifying acquisitions, management has primarily focused on defense and employed the following strategy:

     - aggressively pursue targets directly related to our core business, and

     - opportunistically consider acquisitions related to core competencies.

     Our core competencies include the computerized design and production of complex products involving advanced electro-mechanical, electronic and aerospace systems; the integration of information and technology systems, including secured communications, data processing and data management systems; the marketing of advanced products and systems to domestic and international customers, including government agencies; and the production and assembly of high precision products.

                                USE OF PROCEEDS

     We will not receive any proceeds from the offering. The selling stockholders will receive the proceeds from the offering.

                              SELLING STOCKHOLDERS

     The selling stockholders are Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, L.P., Gulfstream Partners, L.P. and Gulfstream Partners II, L.P. The selling stockholders are former stockholders of Gulfstream and acquired their shares of our common stock in the merger of one of our wholly owned subsidiaries with Gulfstream in July 1999.

     The following table sets forth the number of shares of our common stock beneficially owned by each selling stockholder as of September 11, 2000 and the number of shares being offered.


                                                                            NUMBER OF SHARES
                                 SHARES BENEFICIALLY                          BENEFICIALLY
                                        OWNED            NUMBER OF SHARES   OWNED AFTER THE    PERCENTAGE AFTER
                                 BEFORE THE OFFERING      BEING OFFERED       OFFERING(2)        THE OFFERING
                               -----------------------   ----------------   ----------------   ----------------
NAME                             NUMBER     PERCENT(1)
----                             ------     ----------
Forstmann Little & Co.
  Subordinated Debt and
  Equity Management Buyout
  Partnership-IV, L.P. ......  10,265,915      5.2%         9,332,650           933,265               *
Gulfstream Partners, L.P. ...   2,674,325      1.3%         2,431,205           243,120               *
Gulfstream Partners II,
  L.P. ......................   3,614,135      1.8%         3,285,577           328,558               *


---------------
 *  Less than one percent.


(1) Based on 198,752,170 shares outstanding as of August 31, 2000.


(2) If the underwriters exercise their option to purchase an additional 1,504,943 shares, none of the selling stockholders after the offering will own any shares.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, which includes documents incorporated in this prospectus, contains forward-looking statements about our financial condition, results of operations, plans, objectives, future performance and business. It also includes statements using words like "believes," "expects," "intends," "anticipates" or "estimates" or similar expressions.

     These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including the following:

     - the defense procurement budgets of the United States and its allies are reduced or priorities changed;

     - future defense procurement programs are delayed or reduced in scope or contracts relating to these programs are awarded to competing companies;

     - government contracts are terminated due to unilateral government action;

     - customer demand or preference for business aircraft adversely change;

     - our expectations with respect to our customers' exercise of business aircraft options adversely change;

     - there occur catastrophic events with respect to our business aircraft and they are determined to be related to the aircraft manufacturer;

     - the outcome of legal and/or regulatory proceedings or of labor negotiations is unfavorable;

     - we encounter significant performance issues with key suppliers and subcontractors;

     - we are unsuccessful in the execution of internal performance plans;

     - there are adverse changes in general economic or political conditions;

     - competition increases in our industry or markets; and

     - costs or difficulties related to the integration of businesses we have recently acquired or may acquire in the future are greater than expected.

     There is also the risk that we incorrectly analyze these risks and forces, or that the strategies we develop to address them are unsuccessful.

     Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place a lot of weight on these statements. These statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We have no obligation to revise these forward-looking statements.

                                  UNDERWRITING

     The selling stockholders and the underwriters for the offering named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters.

                        Underwriters                            Number of Shares
                        ------------                            ----------------
Goldman, Sachs & Co.........................................
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
                                                                   ----------
          Total.............................................       15,049,432
                                                                   ==========

     If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,504,943 shares from the selling stockholders to cover these sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

     The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 1,504,943 additional shares.

                        Paid by the Selling Stockholders
                        --------------------------------

                                                             No Exercise    Full Exercise
                                                             -----------    -------------
Per Share..................................................   $               $
Total......................................................   $               $

     Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount
of up to $     per share from the initial price to public. Any such securities dealers may resell any shares purchased from the underwriters to certain other
brokers or dealers at a discount of up to $     per share from the initial price
to public. If all the shares are not sold at the initial price to public, the representatives may change the offering price and the other selling terms.

     General Dynamics, its executive officers and directors have agreed with the underwriters not to dispose of or hedge any shares of General Dynamics' common stock or securities convertible into or exchangeable for shares of common stock owned directly by them or with respect to which they are deemed to be beneficial owners during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of Goldman, Sachs & Co. This agreement does not apply to the issuance of securities pursuant to any of our existing benefit plans.

     In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the selling stockholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

     Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of General Dynamics' stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

     The selling stockholders estimate that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $10,000.

     General Dynamics and the selling stockholders have each agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS


     The validity of the common stock being offered by this prospectus is being passed upon for General Dynamics by Jenner & Block, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett, New York, New York.


                                    EXPERTS

     The December 31, 1999 consolidated financial statements of General Dynamics, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing giving said reports.


     Arthur Andersen LLP did not audit the financial statements of Gulfstream Aerospace Corporation for the years ended December 31, 1998 and 1997 which are included in the consolidated financial statements of General Dynamics. These financial statements of Gulfstream Aerospace Corporation were audited by Deloitte & Touche LLP whose report has been furnished to Arthur Andersen LLP for 1998 and 1997. Insofar as the December 31, 1998 and 1997 consolidated financial statements of General Dynamics relate to amounts included for Gulfstream Aerospace Corporation, the opinion of Arthur Andersen LLP is based solely on the report of Deloitte & Touche LLP, which report is included as an exhibit to General Dynamics' Form 10-K for the fiscal year ended December 31, 1999 and incorporated by reference in this prospectus in reliance upon the authority of Deloitte & Touche LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC under the Securities Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room   New York Regional Office  Chicago Regional Office
450 Fifth Street, N.W   7 World Trade Center      Citicorp Center
Room 1024               Suite 1300                500 West Madison Street
Washington, D.C. 20549  New York, New York 10048  Suite 1400
                                                  Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.


     This prospectus incorporates by reference the General Dynamics documents listed below (and any amendments thereto) that we have previously filed with the SEC. They contain important information about us and our financial condition.


     The section captioned "Description of General Dynamics Capital Stock" contained on page 66 of the Joint Proxy/Prospectus in General Dynamics Corporation's Registration Statement on Form S-4 (No. 333-80213).

     Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999.

     Quarterly Report on Form 10-Q for the quarter ended April 2, 2000.

     Quarterly Report on Form 10-Q for the quarter ended July 2, 2000.

     In addition, we incorporate by reference any filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the selling stockholders sell all of the shares which are the subject of this prospectus.

     You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's web site at the address provided above or from us. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain these documents by requesting them in writing at the following address:

                          General Dynamics Corporation
                            3190 Fairview Park Drive
                       Falls Church, Virginia 20042-4523
                         Attention: Corporate Secretary
                           Telephone: (703) 876-3000

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                      (This page intentionally left blank)

------------------------------------------------------
------------------------------------------------------

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                            ------------------------

                               TABLE OF CONTENTS


                                        Page
                                        ----
General Dynamics....................     3
Use of Proceeds.....................     4
Selling Stockholders................     4
Cautionary Statement Regarding
  Forward-Looking Information.......     4
Underwriting........................     6
Legal Matters.......................     7
Experts.............................     7
Where You Can Find More
  Information.......................     8


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                               15,049,432 Shares

                          GENERAL DYNAMICS CORPORATION

                                  Common Stock
                            ------------------------

                                   PROSPECTUS

                            ------------------------
                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                      Representatives of the Underwriters

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The following table sets forth the estimated expenses to be borne by us, in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee........................................  $293,100
NASD filing fee.............................................   $30,500
Printing fees and expenses..................................   $25,000
Legal fees and expenses.....................................   $50,000
Miscellaneous fees..........................................   $75,000
                                                              --------
          Total.............................................  $473,600*
                                                              ========

---------------

* Except for the SEC registration fee and the NASD filing fee, all the foregoing expenses have been estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     General Dynamics' certificate of incorporation provides that General Dynamics will indemnify its current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with or resulting from any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. General Dynamics also provides directors' and officers' liability insurance coverage for the acts and omissions of its directors and officers. In order to be entitled to indemnification under the provisions of the certificate of incorporation, a General Dynamics director or officer must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be the best interests of General Dynamics, or with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, General Dynamics will advance expenses incurred by a current or former director or officer if the director or officer provides General Dynamics with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

     General Dynamics' certificate of incorporation provides that a director will not be personally liable to General Dynamics or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to General Dynamics or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of a dividend or unlawful stock purchase or redemption under the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.

ITEM 16.  EXHIBITS.

     (a) Exhibits. The following is a list of exhibits filed as part of this registration statement.


 5.1  Opinion of Jenner & Block, counsel to General Dynamics
      Corporation, regarding the legality of the shares being offered (incorporated herein by reference to Exhibit 5.1 to General Dynamics Corporation's registration statement on Form S-4 (No. 333-80213))
23.1  Consent of Jenner & Block*
23.2  Consent of Arthur Andersen LLP
23.3  Consent of Deloitte & Touche LLP
24.1 Power of Attorney (incorporated herein by reference to Exhibit 24.1 to General Dynamics Corporation's registration statement on Form S-4 (No. 333-80213))


---------------

* Filed with Amendment No. 1.



ITEM 17.  UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, General Dynamics certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia on the 12th day of September, 2000.


                                          GENERAL DYNAMICS CORPORATION

                                          By:   /s/ NICHOLAS D. CHABRAJA
                                             -----------------------------------
                                             Nicholas D. Chabraja
                                             Chairman and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date first above indicated:

                        NAME                                               TITLE
                        ----                                               -----

              /s/ NICHOLAS D. CHABRAJA                 Chairman, Chief Executive Officer and Director
-----------------------------------------------------  (Principal Executive Officer)
                Nicholas D. Chabraja

               /s/ MICHAEL J. MANCUSO                  Senior Vice President and Chief Financial
-----------------------------------------------------  Officer
                 Michael J. Mancuso                    (Principal Financial Officer)

                /s/ JOHN W. SCHWARTZ                   Vice President and Controller
-----------------------------------------------------  (Principal Accounting Officer)
                  John W. Schwartz

                       *                               Director
-----------------------------------------------------
Julius W. Becton, Jr.

                                                       Director
-----------------------------------------------------
James S. Crown

                       *                               Director
-----------------------------------------------------
Lester Crown

                       *                               Director
-----------------------------------------------------
Charles H. Goodman

                                                       Director
-----------------------------------------------------
George A. Joulwan

                                                       Director
-----------------------------------------------------
Paul G. Kaminski

                         *                             Director
-----------------------------------------------------
James R. Mellor

                         *                             Director
-----------------------------------------------------
Carl E. Mundy, Jr.

                                                       Director
-----------------------------------------------------
Carlisle A.H. Trost

---------------
* By David A. Savner pursuant to Power of Attorney executed by the directors listed above, which Power of Attorney has previously been filed with the Securities and Exchange Commission.

/s/ DAVID A. SAVNER
------------------------------------------------------
David A. Savner
Secretary

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.1     Opinion of Jenner & Block, counsel to General Dynamics
          Corporation, regarding the legality of the shares being
          offered (incorporated herein by reference to Exhibit 5.1 to
          General Dynamics Corporation's registration statement on
          Form S-4 (No. 333-80213))
 23.1     Consent of Jenner & Block*
 23.2     Consent of Arthur Andersen LLP
 23.3     Consent of Deloitte & Touche LLP
 24.1     Power of Attorney (incorporated herein by reference to
          Exhibit 24.1 to General Dynamics Corporation's registration statement on Form S-4 (No. 333-80213)


---------------

* Filed with Amendment No. 1.